UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2008

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

Consistent with information we provided during our third quarter earnings announcement, we remain focused on taking actions designed to reduce costs, increase productivity and improve the performance of our Off-site Managed Services business ("LDS"). On September 10, 2008, we announced specific actions, approved by our board of directors, in furtherance of those objectives.

Through LDS, we offer specialized off-site document management solutions for the legal industry, including document imaging, coding and conversion services, legal graphics, and electronic discovery, through 69 locations in the U.S., one in Canada and one in Europe. Our board of directors has approved a plan to reduce the number of LDS locations in the U.S. to 47 and to close the LDS location in Europe. As a result of these actions, LDS headcount will be reduced by approximately 265 in the U.S. and by approximately 50 in Europe. We will continue to actively serve this market and our existing customers across North America. The total pre-tax charges associated with these actions include severance expenses, asset impairments, and contract costs estimated to be approximately $7 million, a significant portion of which is expected to be reported in the fourth quarter of fiscal 2008. The estimated after-tax cash expenditures total approximately $4 million and consist primarily of severance payments and lease termination costs. We expect to complete the actions described above in the fourth quarter of fiscal 2008.

This report includes information that constitutes forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to our ability to reduce costs, increase productivity and improve the performance of LDS, and the estimated costs and completion date of the actions described in this report. Although we believe the expectations contained in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to those risks and uncertainties set forth in our filings with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, our current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

September 11, 2008	By:	Mark A. Hershey

Name: Mark A. Hershey
Title: Senior Vice President, General Counsel and Secretary